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Exhibit 7 Consent of Auditors

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                                      CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to Our firm under the caption "Independent Auditors" and to the use of our report dated March 31, 2000 with respect to the statutory-basis financial statements of Transamerica Occidental Life Insurance Company and our report dated March 31, 2000 with respect to the financial statements of Transamerica Occidental Life Separate Account VUL-1 in Post-Effective Amendment No. 5 to the Registration Statement (Form S-6 No. 333-3
7883) and related Prospectus of Transamerica Occidental Life Separate Account VUL-1.


Los Angeles, California
April 24, 2000